SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2004

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18882	22-2581418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

        On August 10, 2004, Bradley Pharmaceuticals, Inc., through its wholly-owned subsidiary BDY Acquisition Corp., completed the previously announced acquisition of certain assets constituting the “Bioglan business” from Bioglan Pharmaceuticals Company, Quintiles Bermuda Ltd. and Quintiles Ireland Limited, each a subsidiary of Quintiles Transnational Corp. (“Quintiles”). The purchase price of approximately $188.3million, including inventory of approximately $5.3 million, was paid in cash at closing and is subject to potential post-closing adjustments based upon the working capital of the Bioglan business as of the closing date and the net sales for 2004 of the Bioglan business prior to the closing.

        The assets acquired include certain intellectual property, regulatory filings, and other assets relating to Solaraze® (diclofenac sodium), a topical treatment indicated for the treatment of actinic keratosis; Adoxa® (doxycycline monohydrate), an oral antibiotic indicated for the treatment of acne; Zonalon™ (doxepin hydrochloride), a topical treatment indicated for pruritus; Tx Systems®, a line of advanced topical treatments used during in-office procedures; and certain other dermatologic products.

        In connection with the acquisition, Bradley hired certain sales representatives and other personnel of Bioglan and entered into a $50 million bridge credit facility with Wachovia Bank, which replaced Bradley’s existing credit facility with Wachovia. Bradley funded the purchase price for the acquisition through the proceeds of the bridge credit facility and working capital. In the near future, Bradley intends to replace the bridge credit facility with a $100 million credit facility, consisting of a $75 million term loan and $25 million revolver, which Bradley anticipates entering with a syndicate of lenders led by Wachovia Bank.

        Please see the press release filed as an exhibit to this report for certain additional information.

Item 7. Financial Statements and Exhibits.

(a)     Financial statements of business acquired.

        Pursuant to Item 7(a)(1), audited balance sheets of the Bioglan business as of the end of the two most recent fiscal years, and audited statements of income and cash flows of the Bioglan business for each of the three most recent fiscal years, are required to be filed as part of this Form 8-K in addition to the required unaudited financial statements of the Bioglan business as of and for the six-month periods ended June 30, 2003 and 2004. However, statements of income and cash flows for the Bioglan business for any period prior to March 22, 2002, the date on which the Bioglan business was acquired by Quintiles, were not available or able to be produced by Quintiles. Accordingly, Bradley expects to file by amendment to this Form 8-K, not later than 60 days after the due date of this report in accordance with Item 7(a)(4), audited balance sheets of the Bioglan business as of December 31, 2002 and 2003 and audited statements of income and cash flows for the periods from March 22, 2002 through December 31, 2002 and January 1, 2003 through December 31, 2003 in addition to the required June 30, 2003 and 2004 unaudited financial statements. Further, Bradley intends to file audited financial statements of

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the Bioglan business for the period from January 1, 2004 through the closing, which will provide more current information than, but are not a substitute for, the omitted statements of income and cash flows for the pre-March 22, 2002 periods.

        Due to the significance of this acquisition to Bradley, among other factors, Bradley was unable to obtain a waiver from the SEC of the requirement to include the pre-March 22, 2002 statements of income and cash flows as part of this Form 8-K. However, Bradley believes that those omitted financial statements would not be particularly meaningful to an understanding of the current and future operations of Bradley and the Bioglan business because, among other reasons, it understands that the Bioglan business was part of an insolvent organization prior to its acquisition by Quintiles and not operated in the ordinary course of business during the period that would be covered by those financial statements. Once Bradley has filed audited financial statements that include the operations of the Bioglan business for an appropriate post-closing period, Bradley intends to again seek a waiver from the SEC concerning its omission of those financial statements, which would allow Bradley to have future registration statements for its securities declared effective by the SEC, though Bradley cannot assure whether or when that waiver may be granted. Until Bradley is able to have registration statements for public offerings of its securities declared effective by the SEC, Bradley would need to pursue additional borrowings or private placements of securities if it desires to conduct a financing, which could result in increased costs or other less favorable terms compared to public offerings.

(b)     Pro forma financial information.

        The pro forma financial information required to be filed pursuant to Item 7(b) is not included in this report. In accordance with Item 7(b)(2), the registrant will file the pro forma financial information by amendment not later than 60 days after the due date of this report.

(c)     Exhibits.

        The following exhibits are filed pursuant to Item 601 of Regulation S-K:

No.	Description

2.1	Asset Purchase Agreement, dated June 8, 2004, by and between Bradley Pharmaceuticals, Inc., Bioglan Pharmaceuticals Company, Quintiles Transnational Corp., Quintiles Bermuda Ltd. and Quintiles Ireland Limited (incorporated by reference to exhibit of same number filed with Bradley’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

2.2	First Amendment to Asset Purchase Agreement, dated August 10, 2004, by and between Bradley Pharmaceuticals, Inc., Bioglan Pharmaceuticals Company, Quintiles Transnational Corp., QuintilesBermuda Ltd. and Quintiles Ireland Limited.

10.1	Credit Agreement, dated August 10, 2004, among Bradley Pharmaceuticals, Inc., certain of its subsidiaries and Wachovia Bank, as administrative agent.

99.1	Press release dated August 10, 2004.

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Forward Looking Statements

        This report contains forward-looking information pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This forward-looking information includes statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future.

        These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those stated, including:

•	Bradley’s ability to enter into a new credit facility on satisfactory terms, or at all;
•	Bradley’s dependence on Quintiles to deliver certain financial statements of the Bioglan business after the closing that Bradley expects to file by amendment to this Form 8-K;
•	Bradley’s ability to obtain a waiver in the future relating to the omission of the pre-March 2002 financial statements of the Bioglan business.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki
R. Brent Lenczycki, CPA Chief Financial Officer and Vice President

Dated: August 12, 2004

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EXHIBIT LIST

No.	Description
2.1	Asset Purchase Agreement, dated June 8, 2004, by and between Bradley Pharmaceuticals, Inc., Bioglan Pharmaceuticals Company, Quintiles Transnational Corp., Quintiles Bermuda Ltd. and Quintiles Ireland Limited (incorporated by reference to exhibit of same number filed with Bradley’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
2.2	First Amendment to Asset Purchase Agreement, dated August 10, 2004, by and between Bradley Pharmaceuticals, Inc., Bioglan Pharmaceuticals Company, Quintiles Transnational Corp., QuintilesBermuda Ltd. and Quintiles Ireland Limited.
10.1	Credit Agreement, dated August 10, 2004, among Bradley Pharmaceuticals, Inc., certain of its subsidiaries and Wachovia Bank, as administrative agent.
99.1	Press release dated August 10, 2004.

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